AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 1998

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                                                       Registration No.333-44409
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                    PRE-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------


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                        HOME EQUITY SECURITIZATION CORP.
             (Exact Name of Registrant as Specified in its Charter)

NORTH CAROLINA                                      301 South College Street                                           56-2064715
                                             Charlotte, North Carolina 28202-6001
(State or other jurisdiction of                (Address, including zip code, and           I.R.S. Employer Identification Number)
incorporation or organization)               telephone number, including area code, of
                                             registrant's principal executive offices)

                                                    Marion A. Cowell, Jr., Esq.
                                      Executive Vice President, Secretary and General Counsel
                                                      First Union Corporation
                                                       One First Union Center
                                                      301 South College Street
                                                Charlotte, North Carolina 28202-6001

                 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                                             Copy to:
                                                      Christopher J. DiAngelo
                                                        Dewey Ballantine LLP
                                                    1301 Avenue of the Americas
                                                   New York, New York 10019-6092
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         Approximate Date of Commencement of Proposed Sale to the Public: As
soon as practicable after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box: /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering.
         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.

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                                                  CALCULATION OF REGISTRATION FEE
------------------------------ ------------------ -------------------------------- ----------------------------- -------------------
   Title of each class of        Amount to be       Proposed Maximum Aggregate      Proposed Maximum Aggregate         Amount of
    securities registered         Registered              Price Per Unit                  Offering Price           Registration Fee
------------------------------ ------------------ -------------------------------- ----------------------------- -------------------

   Asset Backed Securities        $1,000,000                   100%                        $1,000,000(1)                $295.00
------------------------------ ------------------ -------------------------------- ----------------------------- -------------------
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(1) Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



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                                         HOME EQUITY SECURITIZATION CORP.
                                               CROSS REFERENCE SHEET
                             (PURSUANT TO RULE 404(a) AND ITEM 501 OF REGULATION S-K)

Item Location in Form S-3
1.       Forepart of the Registration Statement and Outside Front Cover Page of
         Prospectus...........................................................     Forepart of Registration
                                                                                   Statement and Outside Front
                                                                                   Cover Page of  Prospectus
2.       Inside Front and Outside Back Cover Pages of Prospectus..............     Inside Front and Outside Back
                                                                                   Cover Pages**
3.       Summary Information; Risk Factors and Ratio of Earnings to Fixed
         Charges*.............................................................     Prospectus Summary**; Risk
                                                                                   Factors**; *
4.       Use of Proceeds......................................................     Use of Proceeds
5.       Determination of Offering Price .....................................                     *
6.       Dilution.............................................................                     *
7.       Selling Security Holders.............................................                     *
8.       Plan of Distribution.................................................     Underwriting**
9.       Description of Securities to be Registered...........................     Outside Front Cover Page**;
                                                                                   Prospectus Summary**;
                                                                                   The Trust Fund**; Description of
                                                                                   Certificates**
10.      Interests of Named Experts and Counsel...............................                     *
11.      Material Changes.....................................................                     *
12.      Incorporation of Certain Information by Reference....................     Incorporation of Certain
                                                                                   Documents by Reference
13.      Disclosure of Commission Position on Indemnification for Securities Act
         Liabilities..........................................................     See Part II

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--------------------------
*        Answer negative or item inapplicable.
**       To be completed from time to time by Prospectus Supplement


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                                                      PART II

                                      INFORMATION NOT REQUIRED IN PROSPECTUS
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ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:


Securities and Exchange Commission registration fee..............................................                  $295
Printing expenses................................................................................                35,000
Accounting fees and expenses.....................................................................                30,000
Legal fees and expenses..........................................................................               200,000
Fees and expenses (including legal fees) for qualifications under state securities laws..........                10,000
Trustee's fees and expenses......................................................................                 5,000
Rating Agency fees and expenses..................................................................                40,000
Miscellaneous....................................................................................               200,000
                                                                                                                -------
Total............................................................................................              $520,295
                                                                                                               ========
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         All amounts except the Securities and Exchange Commission registration fee are estimated.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the "NCBCA") contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation, by contract or by resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

         The Articles of Incorporation of the Registrant provide that the personal liability of each director of the corporation is eliminated to the fullest extent permitted by the provisions of the NCBCA, as presently in effect or as amended. No amendment, modification or repeal of this provision of the Articles of Incorporation shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

         First Union Corporation maintains directors and officers liability insurance for the benefit of its subsidiaries, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Registrant's directors and, in certain cases, its officers against loss by reason of any of their wrongful acts, and/or (ii) the Registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

         In connection with an agreement between the Registrant and Peter H. Sorensen,

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


an independent director of the Registrant, the Registrant has agreed to indemnify and hold harmless Peter H. Sorensen from any and all loss, claim, damage or cause of action, including reasonable attorneys' fees related thereto (collectively, "Claims"), incurred by Peter H. Sorensen in the performance of his duties as a director; provided, however, that Peter H. Sorensen shall not be so indemnified for such Claims if they arise from his own negligence or willful misconduct.

         Under agreements which may be entered into by the Registrant, certain controlling persons, directors and officers of the Registrant may be entitled to indemnification by underwriters and agents who participate in the distribution of Securities covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.


ITEM 16.  EXHIBIT SCHEDULE
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EXHIBIT NUMBER                          DESCRIPTION OF EXHIBIT
     (a) Any required financial statements of a provider of credit enhancement will be included as an appendix to the related Prospectus Supplement
     1.1 Form of Underwriting Agreement between the Registrant and the Underwriter named therein, relating to the distribution of the Securities*
     3.1        Certificate of Incorporation of Home Equity Securitization
                Corp.*
     3.2        By-laws of Home Equity Securitization Corp.*
     4.1        Form of Pooling and Servicing Agreement
     4.2        Form of Indenture*
     4.3        Form of Sale and Servicing Agreement*
     4.4        Form of Mortgage Loan Purchase Agreement*
     4.5        Form of Trust Agreement*
     5.1 Opinion of Dewey Ballantine LLP as to legality of the Certificates being issued *
     5.2 Opinion of Dewey Ballantine LLP as to legality of the Certificates being issued (contained in Exhibit 5.1)
     8.1 Opinion of Dewey Ballantine LLP with respect to tax matters (contained in Exhibit 5.1)
     23.3       Consent of Dewey Ballantine LLP (contained in Exhibit 5.1)
     24.1 Power of Attorney (included on signature page of this Pre-Effective Amendment No. 1 to the Registration Statement)
     99.1       Form of Prospectus Supplement
     99.2       Form of Prospectus Supplement
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*    Filed in previous filing



ITEM 17.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities


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                           offered (if the total dollar value of securities
                           offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered


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                           therein, and the offering of such securities at that
                           time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina on the 4th day of May, 1998.



                                   HOME EQUITY SECURITIZATION CORP.


                                   By: /s/ Wallace Saunders
                                        ---------------------------------------
                                        NAME: Wallace Saunders
                                        TITLE  Assistant Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on May 4, 1998.




                         SIGNATURE                                         TITLE

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
By:               *
     _________________________
     NAME:  Brian E. Simpson                                 Chairman and President


By:               *
     __________________________
     NAME:.Carolyn Eskridge                                  Senior Vice President


By:               *
     ___________________________
     NAME:  Peter H. Sorensen                                Independent Director

*by Wallace Saunders as his true and lawful attorney-in-fact and agent.
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                                                   EXHIBIT INDEX
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EXHIBIT NUMBER                                          DESCRIPTION OF EXHIBIT
     (a) Any required financial statements of a provider of credit enhancement will be included as an appendix to the related Prospectus Supplement

     1.1 Form of Underwriting Agreement between the Registrant and the Underwriter named therein, relating to the distribution of the Securities*

     3.1        Certificate of Incorporation of Home Equity Securitization
                Corp.*

     3.2        By-laws of Home Equity Securitization Corp.*

     4.1        Form of Pooling and Servicing Agreement

     4.2        Form of Indenture*

     4.3        Form of Sale and Servicing Agreement*

     5.1 Opinion of Dewey Ballantine LLP as to legality of the Certificates being issued*

     5.2 Opinion of Dewey Ballantine LLP as to legality of the Notes being issued (contained in Exhibit 5.1)

     8.1 Opinion of Dewey Ballantine LLP with respect to tax matters (contained in Exhibit 5.1)

     23.3       Consent of Dewey Ballantine LLP (contained in Exhibit 5.1)

     24.1       Power of Attorney *

     99.1       Form of Prospectus Supplement

     99.2       Form of Prospectus Supplement

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*        Filed in a previous filing


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